EXHIBIT 99.1

Gartner	Press Release
Gartner Reports Second Quarter 2026 Financial Results
Diluted EPS: $4.14, +33.1%; Adjusted EPS: $4.37, +23.8%
Contract Value, FX Neutral: $5.3 billion, +0.3% Sequentially, +1.7% YoY

SECOND QUARTER 2026 HIGHLIGHTS

•Revenues: $1.7 billion, -0.6% as reported; -1.6% FX neutral. Adjusted Revenues: $1.7 billion, +2.8% as reported; +1.8% FX neutral.
•Net income: $275 million, +14.4% as reported; Adjusted EBITDA excluding divested operation: $466 million, +6.4% as reported, +4.4% FX neutral.
•Operating cash flow: $398 million, +3.8%; free cash flow: $378 million, +8.9%.
•Repurchased 3.6 million common shares for $547 million.
•Board of Directors increased the share repurchase authorization by $500 million in July 2026.

STAMFORD, Conn., August 4, 2026 — Gartner, Inc. (NYSE: IT) today reported results for the second quarter of 2026 and updated its financial outlook for the full year 2026. Additional information regarding the Company’s results as well as the updated 2026 financial outlook is provided in an earnings supplement available on the Company’s Investor Relations website at https://investor.gartner.com.

Gene Hall, Gartner’s Chairman and Chief Executive Officer, commented, "Contract Value growth accelerated again. Revenues, Adjusted EBITDA excluding divested operation, Adjusted EPS, and free cash flow were ahead of expectations. We repurchased $547 million of stock in the quarter, as our capital allocation continues to create value for our shareholders. In addition, we increased our full year Adjusted EBITDA excluding divested operation, Adjusted EPS, and free cash flow guidance even with the stronger dollar."

CONFERENCE CALL INFORMATION

The Company will host a webcast call at 8:00 a.m. Eastern time on Tuesday, August 4, 2026 to discuss the Company’s financial results. Listeners can access the webcast live at https://edge.media-server.com/mmc/p/siaqzruh. To participate actively in the live call via dial-in, please register at https://register-conf.media-server.com/register/BI60b3b327155d48c99835471ca69f3102. Once registered, participants will receive a dial-in number and a unique PIN to access the call. A replay of the webcast will be available on the Company’s website for approximately 30 days following the call.

CONSOLIDATED RESULTS HIGHLIGHTS

(Unaudited; $ in millions, except per share amounts)	Three Months Ended
	June 30,			Inc/(Dec)
	2026	2025	Inc/(Dec)	FX Neutral
GAAP Metrics:
Revenues	$1,676	$1,686	(0.6)%	(1.6)%
Net income	275	241	14.4%	na
Diluted EPS	4.14	3.11	33.1%	na
Operating cash flow	398	384	3.8%	na

Non-GAAP Metrics:
Adjusted revenues	$1,676	$1,631	2.8%	1.8%
Adjusted EBITDA excluding divested operation	466	438	6.4%	4.4%
Adjusted EPS	4.37	3.53	23.8%	na
Free cash flow	378	347	8.9%	na
na=not available.

CONTRACT VALUE HIGHLIGHTS

•Global Technology Sales Contract Value FX Neutral (GTS CV): $4.0 billion, ~flat Sequentially, +1.1% YoY
•Global Business Sales Contract Value FX Neutral (GBS CV): $1.3 billion, +1.2% Sequentially, +3.3% YoY

SEGMENT RESULTS HIGHLIGHTS

Our segment results for the three months ended June 30, 2026 were as follows:

(Unaudited; $ in millions)
	Insights	Conferences	Consulting
Revenues	$1,290	$244	$142
Inc/(Dec)	2.1%	15.5%	(8.8)%
Inc/(Dec) - FX neutral	1.0%	14.2%	(8.8)%
Gross contribution	$999	$145	$54
Inc/(Dec)	4.0%	19.6%	(12.6)%
Contribution margin	77.5%	59.5%	37.9%

Additional details regarding our segment results can be obtained from the earnings supplement, our quarterly report on Form 10–Q filed with the SEC on August 4, 2026 and our webcast.

Certain financial metrics contained in this Press Release are considered non-GAAP financial measures. Definitions of these non-GAAP financial measures are included in this Press Release under “Non-GAAP Financial Measures” and the related reconciliations are under “Supplemental Information — Non-GAAP Reconciliations.” In this Press Release, some totals may not add due to rounding. The percentage changes are based on the unrounded whole number and recalculation based on millions may yield a different result.

ABOUT GARTNER

Gartner, Inc. (NYSE: IT) delivers actionable, objective business and technology insights that drive smarter decisions and stronger performance on an organization’s mission-critical priorities.

CONTACTS

David Cohen
SVP, Investor Relations, Gartner
+1 203.316.6631

investor.relations@gartner.com

FORWARD-LOOKING STATEMENTS

Statements contained in this press release regarding the Company’s growth and prospects, projected financial results, long-term objectives, and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: our ability to maintain and expand our products and services; our ability to keep pace with technological and industry developments in artificial intelligence (“AI”) and comply with evolving AI regulations; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to grow or sustain revenue from individual customers; our ability to expand or retain our customer base; our ability to carry out our strategic initiatives and manage associated costs; the timing of conferences and meetings, in particular our Gartner Symposium/Xpo series; our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions; our ability to attract and retain a professional staff of analysts and consultants as well as experienced sales personnel upon whom we are dependent, especially in light of labor competition; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce and protect our intellectual property rights; the impact of cybersecurity incidents or other disruptions to our information systems; our ability to pay our debt obligations; the impact of global economic and geopolitical conditions, including inflation (and related monetary policy by governments in response to inflation) and recession; uncertain effects, both direct and indirect, of changes and volatility in tariffs and trade policies; risks associated with the creditworthiness, budget cuts, priorities and shutdown of governments and agencies; additional risks associated with international operations, including foreign currency fluctuations; the impact on our business resulting from changes in international conditions, including those resulting from tensions in the Middle East, the war in Ukraine and current and future sanctions imposed by governments or other authorities; the impact of restructuring and other charges on our businesses and operations; our ability to meet sustainability commitments and comply with applicable regulatory requirements, as well as potential reactions by customers to these commitments; the impact of changes in tax policy (including global minimum tax legislation) and heightened scrutiny from various taxing authorities globally; changes to laws and regulations; and other risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which can be found on Gartner’s website at https://investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP. The non-GAAP financial measures used in this Press Release are defined below.

Adjusted Revenues: Represents GAAP revenues less revenues from our Digital Markets divested operation. We believe Adjusted Revenues is an important measure of our recurring operations as it provides a more accurate period-over period comparison of trends in revenues.

Adjusted EBITDA and Adjusted EBITDA Margin: Represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) tax provision (benefit); (iii) gain on event cancellation insurance claims, as applicable; (iv) other (income) expense, net; (v) stock-based compensation expense; (vi) depreciation, amortization, and accretion; (vii) goodwill impairment and other asset impairments, as applicable, (viii) workforce reduction expenses and certain other non-recurring items and (ix) gain/loss on divestitures, as applicable. Adjusted EBITDA Margin represents Adjusted EBITDA divided by GAAP Revenue. We believe Adjusted EBITDA and Adjusted EBITDA Margin are important measures of our recurring operations as they exclude items not representative of our core operating results.

Adjusted EBITDA Excluding Divested Operation and Adjusted EBITDA Margin Excluding Divested Operation: Represents Adjusted EBITDA as defined above less EBITDA from our Digital Markets divested operation. Adjusted EBITDA Margin Excluding Divested Operation represents Adjusted EBITDA Excluding Divested Operation divided by Adjusted Revenue. We believe Adjusted EBITDA Excluding Divested Operation and Adjusted EBITDA Margin Excluding Divested Operation are important measures of our recurring operations as it provides a more accurate and consistent period-over period comparison of our results.

Adjusted Net Income and Adjusted EPS: Represents GAAP net income (loss) and diluted net income (loss) per share adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include (on a per share basis, in the case of Adjusted EPS): (i) the amortization of acquired intangibles*; (ii) workforce reduction expenses and other non-recurring items; (iii) gain on event cancellation insurance claims, as applicable; (iv) the non-cash (gain) loss on de-designated interest rate swaps, as applicable; (v) goodwill impairment and other asset impairments, as applicable, (vi) gain/loss on divestitures, as applicable. and (vii) the related tax impact. We believe Adjusted Net Income and Adjusted EPS are important measures of our recurring operations as they exclude items that may not be indicative of our core operating results.

* The Company excludes amortization of acquired intangibles because it is generally a fixed non-cash expense that can be significantly impacted by the timing and/or size of acquisitions and management does not use it to evaluate core operating results. Although the Company excludes the amortization of acquired intangibles from Adjusted Net Income and Adjusted EPS, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisition accounting and contribute to revenue generation.

Free Cash Flow: Represents cash provided by operating activities determined in accordance with GAAP less payments for capital expenditures. We believe Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Foreign Currency Neutral (FX Neutral): We provide foreign currency neutral dollar amounts and percentages for our contract values, revenues, certain expenses, and other metrics. These foreign currency neutral dollar amounts and percentages eliminate the effects of exchange rate fluctuations and thus provide a more accurate and meaningful trend in the underlying data being measured. We calculate foreign currency neutral dollar amounts by converting the underlying amounts in local currency for different periods into U.S. dollars by applying the same foreign exchange rates to all periods presented.

SUPPLEMENTAL INFORMATION - NON-GAAP RECONCILIATIONS

The tables below provide reconciliations of certain Non-GAAP financial measures used in this Press Release with the most directly comparable GAAP measure. See “Non-GAAP Financial Measures” above for definitions of these measures.

Reconciliation - GAAP Revenues to Adjusted Revenues

(Unaudited; $ in millions)
	Three Months Ended June 30,
	2026	2025
Total revenues	$1,676	$1,686
Less: Divested operation revenues	—	(56)
Adjusted revenues	$1,676	$1,631

Reconciliation - GAAP Net Income to Adjusted EBITDA Excluding Divested Operation

(Unaudited; $ in millions)
	Three Months Ended June 30,
	2026	2025
GAAP net income	$275	$241
Interest expense, net	22	12
Other expense (income), net	2	(2)
Tax provision	79	77
Operating income	379	327
Adjustments:
Stock-based compensation expense (a)	41	43
Depreciation, amortization and accretion (b)	45	51
Loss on impairment of lease related assets (c)	—	1
Workforce reduction expenses and other non-recurring items (d)	—	22
Gain from sale of divested operation (e)	1	—
Adjusted EBITDA	$466	$443
Less: Divested operation adjusted EBITDA (f)	—	(6)
Adjusted EBITDA excluding divested operation	$466	$438

(a)	Consists of costs for stock-based compensation awards.
(b)	Includes depreciation expense, amortization of intangibles and accretion on asset retirement obligations.
(c)	Includes impairment loss for lease related assets.
(d)	Consists of workforce reduction expenses, direct and incremental expenses related to acquisitions and divestitures, facility-related exit costs and other non-recurring items, if applicable.
(e)	Consists of an adjustment to the gain from the February 2026 sale of our divested operation.
(f)
Divested operation adjusted EBITDA is calculated as divested operation contribution minus certain direct Selling, General, and Administrative expenses. It excludes allocations for corporate support services and other indirect costs that benefited the business.

Reconciliation - GAAP Net Income and GAAP Net Income per Diluted Share to Adjusted Net Income and Adjusted EPS

(Unaudited; $ in millions, except per share amounts)
	Three Months Ended June 30,
	2026		2025
	Amount	Per Share	Amount	Per Share
GAAP net income and GAAP net income per diluted share	$275	$4.14	$241	$3.11
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	20	0.30	20	0.26
Workforce reduction expenses and other non-recurring items (b), (c)	1	0.02	23	0.29
Gain from sale of divested operation (d)	1	0.01	—	—
Loss on impairment of lease related assets (e)	—	—	1	0.01
Tax impact of adjustments (f)	(6)	(0.10)	(11)	(0.14)
Adjusted net income and Adjusted EPS (g)	$291	$4.37	$273	$3.53

(a)	Consists of non-cash amortization from acquired intangibles.
(b)	Consists of workforce reduction expenses, direct and incremental expenses related to acquisitions and divestitures, facility-related exit costs and other non-recurring items, if applicable.
(c)	Includes the amortization of deferred financing fees, which are recorded in Interest expense, net in the Company’s accompanying Condensed Consolidated Statements of Operations.
(d)	Consists of an adjustment to the gain from the February 2026 sale of our divested operation.
(e)	Includes impairment loss for lease related assets.
(f)	The blended effective tax rates on the adjustments were approximately 29.1% and 25.5% for the three months ended June 30, 2026 and 2025, respectively.
(g)	Adjusted EPS was calculated based on 66.6 million and 77.4 million diluted shares for the three months ended June 30, 2026 and 2025, respectively.

Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow

(Unaudited; $ in millions)
	Three Months Ended June 30,
	2026	2025
GAAP cash provided by operating activities	$398	$384
Cash paid for capital expenditures	(20)	(36)
Free Cash Flow	$378	$347

GARTNER, INC.

Condensed Consolidated Statements of Operations

(Unaudited; in millions, except per share data)

	Three Months Ended
	June 30,
	2026	2025
Revenues:
Insights	$1,289.8	$1,263.6
Conferences	244.2	211.4
Consulting	141.9	155.6
Other	—	55.9
Total revenues	1,675.9	1,686.5
Costs and expenses:
Cost of services and product development	487.0	531.7
Selling, general and administrative	764.6	777.0
Depreciation	25.1	30.5
Amortization of intangibles	20.0	20.2
Gain from sale of divested operation	0.7	—
Total costs and expenses	1,297.4	1,359.4
Operating income	378.5	327.1
Interest expense, net	(22.3)	(11.8)
Other (expense) income, net	(1.6)	2.5
Income before income taxes	354.6	317.8
Provision for income taxes	79.1	77.0
Net income	$275.5	$240.8

Net income per share:
Basic	$4.14	$3.12
Diluted	$4.14	$3.11
Weighted average shares outstanding:
Basic	66.5	77.2
Diluted	66.6	77.4

Source: Gartner, Inc.

Gartner-IR